UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2015

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 14, 2015, Coherus BioSciences, Inc. (“Coherus”) obtained positive results of a repeat Phase 1 pharmacokinetic (PK) bioequivalence study for CHS-0214, its etanercept (Enbrel®) biosimilar candidate. This study was initiated due to the change in the manufacturing location from the United States to the European Union of its CHS-0214 biosimilar candidate, and compared the E.U. produced CHS-0214 to a lot of Enbrel manufactured in Europe. The design of this trial was a single-dose, cross-over study that enrolled 53 healthy volunteers, of which 44 completed the study. The study met all bioequivalence criteria, as the 90% confidence intervals of the ratio for all parameters (maximum serum concentration (Cmax), area under the time-concentration curve from first to last time point measured (AUC0-t), and area under the time-concentration curve from first time point to infinity (AUC0-inf)) fall fully within the bioequivalence boundaries of 80-125%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2015	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer